BRAZE REPORTS FISCAL THIRD QUARTER 2023 RESULTS

Third quarter revenue grew 45.6% year-over-year to $93.1 million

Achieved dollar-based net retention of 126% for the trailing 12 months

NEW YORK -- (BUSINESSWIRE) -- December 13, 2022 -- Braze (Nasdaq: BRZE) a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love, today announced results for its fiscal quarter ended October 31, 2022.

“We reported another strong quarter, achieving 46% revenue growth, demonstrating our ability to drive high growth at scale,” said Bill Magnuson, cofounder and CEO of Braze. “We remain focused on building technology that achieves our customers’ goals, helping them to seamlessly create and scale meaningful customer engagement strategies that advance loyalty and retention. Over the long term, our vision is to define the customer engagement space through continued robust investment and engagement with our customer community, creating a generational brand.”

Fiscal Third Quarter 2023 Financial Highlights

•Revenue was $93.1 million compared to $64.0 million in the third quarter of the fiscal year ended January 31, 2022, up 45.6% year-over year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $89.0 million compared to $59.3 million in the third quarter of the fiscal year ended January 31, 2022, and professional services and other revenue was $4.1 million compared to $4.7 million in the third quarter of the fiscal year ended January 31, 2022.
•Remaining performance obligations as of October 31, 2022 were $408.7 million, of which $283.3 million is current, which we define as less than one year.
•GAAP Gross Margin was 68.7% compared to 70.0% in the third quarter of the fiscal year ended January 31, 2022.
•Non-GAAP Gross Margin was 69.7% compared to 70.3% in the third quarter of the fiscal year ended January 31, 2022.
•Dollar-based net retention for all customers for the trailing 12 months ended October 31, 2022 and October 31, 2021 was 126% and 126%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 129% compared to 136% in the third quarter of the fiscal year ended January 31, 2022.
•Total customers increased to 1,715 as of October 31, 2022 from 1,247 as of October 31, 2021; 148 of our customers had ARR of $500,000 or more as of October 31, 2022, compared to 97 customers as of October 31, 2021.
•GAAP operating loss was $36.9 million compared to an operating loss of $10.4 million in the third quarter of the fiscal year ended January 31, 2022. Operating loss in the quarter included $19.3 million of stock compensation expense.
•Non-GAAP operating loss was $17.3 million compared to a loss of $5.0 million in the third quarter of the fiscal year ended January 31, 2022.
•GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.35 compared to $0.42 in the third quarter of the fiscal year ended January 31, 2022.
•Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.15) compared to $(0.16) in the third quarter of the fiscal year ended January 31, 2022.
•Net cash used in operating activities was $23.9 million compared to net cash used in operating activities of $2.5 million in the third quarter of the fiscal year ended January 31, 2022.

•Free cash flow was $(28.1) million compared to $(3.5) million in the third quarter of the fiscal year end January 31, 2022.
•Total cash and cash equivalents, restricted cash, and marketable securities was $477.6 million as of October 31, 2022 compared to $518.1 million as of January 31, 2022.

Recent Business Highlights

•Notable new business wins and upsells in the quarter included FanDuel, Panera, and Vizio.
•Announced new product enhancements, including Cloud Data Ingestion, early access for TikTok Audience Sync, and native channel support for WhatsApp coming in 2023.
•Published inaugural ESG Report, demonstrating the company’s commitment to continuously evaluating and improving practices around environmental stewardship, social impact, and governance.
•Named by Deloitte as one of the fastest growing technology, media, telecommunications, life sciences, fintech, and energy tech companies in North America in the 2022 Deloitte Technology Fast 500TM.
•Continued to add talent to the team, increasing headcount by approximately 130 employees in Q3, bringing the total Braze team to nearly 1,500.

Financial Outlook

Braze is providing guidance for the fiscal fourth quarter ending January 31, 2023 and updating guidance for the fiscal year ending January 31, 2023.

Metric (in millions, except per share amounts)	FY 2023 Q4 Guidance	FY 2023 Guidance
Revenue	$95.0 - 96.0	$352.0 - 353.0
Non-GAAP operating loss	$(18.5) - (19.5)	$(71.5) - (72.5)
Non-GAAP net loss	$(17.5) - (18.5)	$(64.5) - (65.5)
Non-GAAP net loss per share	$(0.18) - (0.19)	$(0.68) - (0.69)
Weighted average shares outstanding	~97.5	~94.8

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Third Quarter Fiscal Year 2023 Financial Results Conference Call
When: Tuesday, December 13th at 5:00 pm EDT / 2:00 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation and charitable contribution expense. Prior to the first quarter of the fiscal year ended January 31, 2023, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss or non-GAAP net loss for employer taxes related to stock-based compensation or charitable contribution expense, because these amounts were immaterial in prior periods. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the fourth quarter of and full fiscal year ended January 31, 2023. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” “and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (2) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (3) Braze’s history of operating losses; (4) Braze’s limited operating history at its current scale; (5) Braze’s ability to successfully manage its growth; (6) the accuracy of estimates of market opportunity and forecasts of market growth and the impact that global macroeconomic uncertainty, including from the ongoing COVID-19 pandemic and ongoing conflict between Russia and Ukraine, and general market, political, economic and business conditions could have on Braze’s or its customers’ businesses, financial condition and results of operations; (7) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (8) Braze’s ability to attract new customers and renew existing customers; (9) the competitive markets in which Braze participates and the intense competition that it faces; (10) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (11) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the Securities and Exchange Commission (SEC) on March 31, 2022 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love. With Braze, global brands can ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies. Braze has been recognized as one of Fortune's 2021 Best Workplaces in New York, Fortune's 2021 Best Workplace for Millennials, and 2021 UK Best Workplaces for Women by Great Place to Work. The company is headquartered in New York with offices in Austin, Berlin, Chicago, London, Paris, San Francisco, Singapore, and Tokyo. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Revenue	$93,125	$63,968	$256,751	$167,601
Cost of revenue (1)(2)	29,135	19,174	82,393	53,736
Gross profit	63,990	44,794	174,358	113,865

Operating expenses:
Sales and marketing (1)(2)	52,841	29,568	148,892	81,411
Research and development (1)(2)	25,583	12,738	70,539	36,130
General and administrative (1)(2)(3)	22,430	12,936	66,547	31,947
Total operating expenses	100,854	55,242	285,978	149,488
Loss from operations	(36,864)	(10,448)	(111,620)	(35,623)
Other income (expense), net	2,581	(218)	4,340	(483)
Loss before benefit for income taxes	(34,283)	(10,666)	(107,280)	(36,106)
Benefit for income taxes	(391)	(1,608)	(342)	(1,282)
Net loss	(33,892)	(9,058)	(106,938)	(34,824)
Net loss attributable to redeemable non-controlling interest	(532)	(336)	(1,423)	(1,040)
Net loss attributable to Braze, Inc.	$(33,360)	$(8,722)	$(105,515)	$(33,784)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.35)	$(0.42)	$(1.12)	$(1.67)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	94,469	20,717	94,168	20,244

(1) Includes stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenue	$889	$164	$2,720	$531
Sales and marketing	6,512	1,586	17,618	5,881
Research and development	8,060	1,622	21,154	5,780
General and administrative	3,847	2,058	11,900	5,844
Total stock-based compensation expense	$19,308	$5,430	$53,392	$18,036

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenue	$17	$—	$57	$—
Sales and marketing	156	—	543	—
Research and development	53	—	304	—
General and administrative	23	—	252	—
Total employer taxes related to stock-based compensation	$249	$—	$1,156	$—

(3) Includes charitable donation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
General and administrative	$—	$—	$4,260	$—

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	October 31, 2022	January 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,390	$478,937
Accounts receivable, net of allowance of $1,447 and $743 at October 31, 2022 and January 31, 2022, respectively	58,299	64,504
Marketable securities	428,223	35,156
Prepaid expenses and other current assets	24,244	29,588
Total current assets	556,156	608,185
Restricted cash, noncurrent	4,036	4,036
Property and equipment, net	20,154	7,393
Operating lease right-of-use assets	47,239	—
Deferred contract costs	45,664	41,689
Other assets	4,169	4,959
TOTAL ASSETS	$677,418	$666,262
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,062	$2,083
Accrued expenses and other current liabilities	28,165	31,623
Deferred revenue	140,681	126,260
Operating lease liabilities, current	10,767	—
Total current liabilities	181,675	159,966
Operating lease liabilities, noncurrent	40,912	—
Other long-term liabilities	617	1,478
TOTAL LIABILITIES	223,204	161,444
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	1,812	3,235
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized as of October 31, 2022 and January 31, 2022; 55,219,058 and 18,549,183 shares issued and outstanding as of October 31, 2022 and January 31, 2022, respectively	5	1
Class B common stock, $0.0001 par value; 110,000,000 shares authorized as of October 31, 2022 and January 31, 2022; 40,066,137 and 74,418,847 shares issued and outstanding as of October 31, 2022 and January 31, 2022, respectively	4	8
Additional paid-in capital	782,734	717,175
Accumulated other comprehensive loss	(9,865)	(640)
Accumulated deficit	(320,476)	(214,961)
TOTAL STOCKHOLDERS’ EQUITY	452,402	501,583
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$677,418	$666,262

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended October 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(106,938)	$(34,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	53,394	18,036
Amortization of deferred contract costs	17,248	13,173
Depreciation and amortization	2,926	2,123
Provision for credit losses	328	(98)
Value of common stock donated to charity	4,260	—
Amortization of discount/premium on marketable securities	753	313
Non-cash foreign exchange loss (gain)	1,669	391
Other	(300)	(23)
Changes in operating assets and liabilities:
Accounts receivable	5,877	(1,157)
Prepaid expenses and other current assets	5,090	(4,358)
Deferred contract costs	(21,223)	(20,917)
ROU assets and liabilities	2,490	—
Other assets	1,033	(3,993)
Accounts payable	26	784
Accrued expenses and other current liabilities	(3,399)	(3,933)
Deferred revenue	14,421	23,638
Other long-term liabilities	25	(23)
Net cash used in operating activities	(22,320)	(10,868)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(14,066)	(1,110)
Capitalized internal-use software costs	(705)	(1,842)
Purchases of marketable securities	(614,878)	(32,868)
Maturities of marketable securities	213,107	55,609
Net cash (used in)/provided by investing activities	(416,542)	19,789
CASH FLOWS FROM FINANCING ACTIVITIES:
Investment from redeemable non-controlling interest	—	2,450
Proceeds from exercise of common stock options	7,213	4,641
Payment of deferred offering costs	—	(2,484)
Repurchase of shares related to early exercised options	—	(3)
Net cash provided by financing activities	7,213	4,604
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,898)	(531)
Net change in cash, cash equivalents, and restricted cash	(433,547)	12,994
Cash, cash equivalents, and restricted cash, beginning of period	482,973	33,018
Cash, cash equivalents, and restricted cash, end of period	$49,426	$46,012

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Gross Profit	$63,990	$44,794	$174,358	$113,865
Plus:
Stock-based compensation expense	889	164	2,720	531
Employer taxes related to stock-based compensation	17	—	57	—
Non-GAAP Gross Profit	$64,896	$44,958	$177,135	$114,396
GAAP Gross Margin	68.7%	70.0%	67.9%	67.9%
Non-GAAP Gross Margin	69.7%	70.3%	69.0%	68.3%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

GAAP sales and marketing expense	$52,841	$29,568	$148,892	$81,411
Less:
Stock-based compensation expense	6,512	1,586	17,618	5,881
Employer taxes related to stock-based compensation expense	156	—	543	—
Non-GAAP sales and marketing expense	$46,173	$27,982	$130,731	$75,530

GAAP research and development expense	$25,583	$12,738	$70,539	$36,130
Less:
Stock-based compensation expense	8,060	1,622	21,154	5,780
Employer taxes related to stock-based compensation expense	53	—	304	—
Non-GAAP research and development expense	$17,470	$11,116	$49,081	$30,350

GAAP general and administrative expense	$22,430	$12,936	$66,547	$31,947
Less:
Stock-based compensation expense	3,847	2,058	11,900	5,844
Employer taxes related to stock-based compensation expense	23	—	252	—
Charitable contribution expense	—	—	4,260	—
Non-GAAP general and administrative expense	$18,560	$10,878	$50,135	$26,103

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Loss from operations	$(36,864)	$(10,448)	$(111,620)	$(35,623)
Plus:
Stock-based compensation expense	19,308	5,430	53,392	18,036
Employer taxes related to stock-based compensation expense	249	—	1,156	—
Charitable contribution expense	—	—	4,260	—
Non-GAAP Operating loss	$(17,307)	$(5,018)	$(52,812)	$(17,587)

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Net loss attributable to Braze, Inc.	$(33,360)	$(8,722)	$(105,515)	$(33,784)
Plus:
Stock-based compensation expense	19,308	5,430	53,392	18,036
Employer taxes related to stock-based compensation expense	249	—	1,156	—
Charitable contribution expense	—	—	4,260	—
Non-GAAP net loss attributable to Braze, Inc. (1)	$(13,803)	$(3,292)	$(46,707)	$(15,748)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.15)	$(0.16)	$(0.50)	$(0.78)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	94,469	20,717	94,168	20,244

(1) Assumes no tax impact due to the Company’s net loss position and deferred tax assets.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Net cash used in operating activities	$(23,920)	$(2,454)	$(22,320)	$(10,868)
Less:
Purchases of property and equipment	(4,222)	(355)	(14,066)	(1,110)
Capitalized internal-use software costs	78	(670)	(705)	(1,842)
Non-GAAP Free cash flow	$(28,064)	$(3,479)	$(37,091)	$(13,820)

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Meghan Halaszynski
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.